Exhibit 23


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-69678, 333-84756 and 333-31652 of CEL-SCI Corporation on Form S-8 and Registration Statement Numbers 333-71650 and 333-97171 of CEL-SCI Corporation on Form S-3 of our report dated December 15, 2003, appearing in this Annual Report on Form 10-K/A of CEL-SCI Corporation for the year ended September 30, 2003 and to the reference to us under the heading "Experts" in the Registration Statements.


/s/ Deloitte & Touche LLP


McLean, Virginia
February 6, 2004